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Exhibit 99.a(10)

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                     FLAG INVESTORS VALUE BUILDER FUND, INC.

         Flag Investors Value Builder Fund, Inc. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at One South Street, Baltimore, Maryland 21202, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         SECOND: Pursuant to the authority contained in Section 2-605(a) of the Maryland General Corporation Law and under authority contained in Article XI,
Section 1 of the Articles of Incorporation of the Corporation, the Board of Directors by unanimous written consent dated February 24, 2003 has changed the name of the Corporation to Scudder Flag Investors Value Builder Fund, Inc.

         THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of changing the name of the Corporation.

         FOURTH: Article II of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  The name of the Corporation is:
                           Scudder Flag Investors Value Builder Fund, Inc.

         FIFTH: All references to the name of the Corporation are hereby amended to reflect the foregoing name change.

         SIXTH: These Articles of Amendment shall be effective as of the later of the time the State Department of Assessments and Taxation of Maryland accepts these Articles of Amendment of record or May 16, 2003.

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         IN WITNESS WHEREOF, Flag Investors Value Builder Fund, Inc. has caused these Articles of Amendment to be signed in its corporate name and on its behalf by its Secretary and its corporate seal to be hereunto affixed and attested by its Assistant Secretary as of the 16th day of May , 2003.

                           FLAG INVESTORS VALUE BUILDER FUND, INC.


                                                        By: ____________________
                                                            Daniel O. Hirsch

                                                        Secretary

[SEAL]

Attest:

____________________
Bruce A. Rosenblum
Assistant Secretary

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         THE UNDERSIGNED, Secretary of Flag Investors Value Builder Fund, Inc.,
who executed on behalf of said corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                            ____________________
                                                            Daniel O. Hirsch
                                                            Secretary